Exhibit 99.1

THE LGL GROUP, INC. ANNOUNCES PRELIMINARY RESULTS OF SUBSCRIPTION RIGHTS OFFERING

ORLANDO, Florida (July 16, 2026) The LGL Group, Inc. (NYSE American: LGL) ("LGL Group" or the "Company") today announced preliminary results indicating that it received subscriptions for 92.2% of the shares issuable under its previously announced transferable subscription rights offering (the "Rights Offering"). The Rights Offering commenced on June 8, 2026 and expired at 5:00 p.m., Eastern time, on Wednesday, July 15, 2026 (the "Expiration Date").

Over $85 Million in Pro Forma Cash and Marketable Securities

The Rights Offering generated approximately $41.7 million in gross proceeds and increased the Company's pro forma cash, cash equivalents and marketable securities to over $85 million. The Company appreciates the confidence its stockholders have shown in LGL Group’s growth strategy through their participation and believes this expanded capital base positions LGL Group well to pursue selective investments, acquisitions and partnerships across defense technology, precision timing and frequency, resilient infrastructure and adjacent critical technologies.

Rights Offering Preliminary Results

Based on preliminary results provided by Computershare Trust Company, N.A. (the "Subscription Agent"), subscriptions were received for 6,042,031 shares of the Company's common stock, par value $0.01 (the "Common Stock") at a subscription price of $6.90 per share, representing gross proceeds of $41.7 million before offering expenses. Subscriptions included 3,398,532 shares through basic subscription rights and 2,643,499 additional shares through the over-subscription privilege, subject to final verification and, if applicable, proration.

The shares of Common Stock subscribed for in the Rights Offering will be issued to the participating stockholders as promptly as practicable.

The preliminary results do not include subscriptions made pursuant to notices of guaranteed delivery, which remain subject to timely receipt of required documentation and payment. The preliminary results remain subject to finalization by the Subscription Agent. If proration is required, available shares will be allocated pro rata under the terms of the Rights Offering and excess subscription payments will be returned promptly without interest or deduction. The Company expects to close the Rights Offering and report final results in a filing on Form 8-K on or about July 24, 2026.

The Rights Offering was made pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-295925) (the "Registration Statement") and the related prospectus. This press release does not constitute an offer to sell or a solicitation of an offer to buy any rights, Common Stock or other securities in any jurisdiction where such offer, solicitation or sale would be unlawful.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL Group" or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from the Company's design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. The Company maintains its executive offices at 2525 Shader Road, Orlando, Florida 32804 and the Company's telephone number is (407) 298-2000 and Internet address is www.lglgroup.com. LGL Group common stock is traded on the NYSE American under the symbol "LGL."

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various businesses in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s plans, goals, objectives, outlook, expectations and intentions with respect to the Rights Offering, including the anticipated use of such proceeds. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the SEC, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026 and subsequent filings with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

The LGL Group, Inc.

info@lglgroup.com